EXHIBIT 10.1
                            GLOBAL MARINE INC.
                        1990 NON-EMPLOYEE DIRECTOR
                             STOCK OPTION PLAN


                              FIRST AMENDMENT



     The Global Marine Inc. 1990 Non-Employee Director Stock Option Plan (the "Plan") is hereby amended as follows, effective May 9, 1995:


     1. Paragraph A of Section 8.1 of the Plan is hereby amended in its entirety to be and read as follows:

               A.  Options shall not be exercisable for a
     period of six months from the date of grant (except in the event of death or Disability, as hereinafter defined, of the optionee). Each Option shall become exercisable for fifty percent (50%) of the Shares covered thereby on the day which is one (1) year following the date of grant, and shall become exercisable for the remaining fifty percent (50%) of the Shares covered thereby on the day which is two (2) years following the date of grant (either of said days being hereinafter referred to as a "Fifty Percent Vesting Day"); provided, however, that if the foregoing determination would cause a Fifty Percent Vesting Day to occur after the day immediately prior to the date of the Company's Annual Meeting of Stockholders occurring in the same calendar year as said Fifty Percent Vesting Day, then said Fifty Percent Vesting Day shall, instead, be redetermined to be the day immediately prior to the date of said Annual Meeting of Stockholders, unless said Annual Meeting of Stockholders is, in the case of the first Fifty Percent Vesting Day, less than three hundred fifty-five (355) days after the date of grant or, in the case of the second Fifty Percent Vesting Day, less than one (1) year plus three hundred fifty-five
     (355) days after the date of grant.


     2.   Section 1(d) of the form of Non-Employee Director Stock
Option Agreement attached to the Plan is hereby amended in its entirety to be and read as follows:

     (d) Subject to acceleration and to adjustments as set forth in and as provided by the Plan, the number of shares first purchasable on the day which is one year after the date of this Option and, on a cumulative basis, the number of shares first purchasable on the day which is two years after the date of this Option is, in each case, 50% of the shares set forth in Section 1(c) (_________ shares) (either of said days being hereinafter referred to as a "Fifty Percent Vesting Day"); provided, however, that if the foregoing determination would cause a Fifty Percent Vesting Day to occur after the day immediately prior to the date of the Company's Annual Meeting of Stockholders occurring in the same calendar year as said Fifty Percent Vesting Day, then said Fifty Percent Vesting Day shall, instead, be redetermined to be the day immediately prior to the date of said Annual Meeting of Stockholders, unless said Annual Meeting of Stockholders is, in the case of the first Fifty Percent Vesting Day, less than 355 days after the date of this Option or, in the case of the second Fifty Percent Vesting Day, less than one year plus 355 days after the date of this Option.


     3. The changes to the Plan effected by this Amendment are contingent upon the concurrence of the Division of Corporation Finance of the Securities and Exchange Commission that this Amendment will not require stockholder approval pursuant to Rule 16b-3(b) under the Securities Exchange Act of 1934, as amended.


     4. Terms used in this Amendment and not defined herein are used herein as they are defined in the Plan. References in the Plan to "this Plan" (and indirect references such as "hereof" and "herein") are amended to refer to the Plan as amended by this Amendment.


     5. Except as expressly amended hereby, the Plan shall remain in full force and effect.